Exhibit 99.1

DigitalGlobe Reports Third Quarter 2012 Results

Revenue Increases 31%

EBITDA Margin Expands by 210 Basis Points

EPS of 18 cents up nine-fold versus year-ago EPS of 2 cents

Company Raises 2012 Revenue Growth Outlook

Longmont, Colorado, October 30, 2012—DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of high-resolution earth imagery solutions, today reported financial results for the third quarter ended September 30, 2012.

Third quarter 2012 revenue was $107.2 million, up 31% compared with the same period last year. Net income in the third quarter was $8.5 million, or $0.18 per share, compared with net income of $1.1 million, or $0.02 per share in third quarter 2011. Third quarter 2012 EBITDA was $44.9 million, delivering an EBITDA margin of 41.9%, up approximately 210 basis points year over year compared with the third quarter 2011 EBITDA margin of 39.8%. Third Quarter EBITDA margin expanded compared with the year-ago period despite incurring $7.5 million of non-recurring costs in connection with the recently announced combination with GeoEye.

“We are delighted to deliver our fourth straight quarter of double-digit revenue growth,” said Jeffrey R. Tarr, President and Chief Executive Officer. “Combined with continued strong growth in our 12-month backlog, our results this quarter are evidence of our progress transforming DigitalGlobe into a high-growth, scalable, recurring revenue information business. In addition, we expect to close our combination with GeoEye late this year or in the first quarter of 2013. We look forward to delivering on the substantial benefits of this strategic transaction to our customers, shareholders and other key stakeholders.”

Third Quarter Business Highlights

•

Defense & Intelligence segment revenue grew 24% to $81.1 million compared with the third quarter of 2011. Performance was driven by increased revenue related to the service level agreement (SLA) portion of EnhancedView and year-over-year growth of 44% to $8.2 million from value-added services.

•

Commercial segment revenue grew 57% to $26.1 million in the quarter compared with the prior-year period. Growth was broad based, driven by international civil government customers, growth from recurring-revenue contracts with location-based services customers and significant improvement within a variety of other industry-verticals.

•

The company completed the final phase of its remote ground terminal expansion ahead of schedule, adding three additional Remote Ground Terminals (RGTs) in the quarter. Combined with the four RGTs added during 2011, this now enables the company to recognize substantially all of the EnhancedView SLA cash payments into revenue.

•

Further diversifying the company’s revenue base, it signed its sixth Direct Access (DAP) customer during the quarter to a multi-year contract that the company expects will begin generating revenue in the second half of 2013.

•

The company continued to expand its business globally through a number of new, renewed or expanded agreements with international civil governments. Through its relationship with a key value-added reseller in the region, the company was awarded a contract to provide imagery in support of India’s infrastructure modernization effort. The company also continued to expand its location-based services business, fostering a new, multi-year relationship with AutoNavi, a top provider of digital map content and navigation solutions, through its joint venture with China Siwei.

•

Among its industry verticals customers, the company signed an agreement with SAAB to integrate its stereoscopic satellite imagery and temporal analysis data into SAAB’s Vricon solution under a newly formed partnership. This agreement will enable faster creation of highly accurate, photo-realistic three-dimensional maps of specific global areas of interest, primarily for use by international governments. The company also signed an agreement to provide its Global Basemap solution to Pemex, in Mexico, under a multi-year, multi-million-dollar arrangement.

•	The company’s 12-month backlog increased to $366.2 million, up 20% year over year, indicative of the company’s success in shifting its revenue mix to a more visible recurring model.

2012 Outlook

For the full year, the company now expects to report GAAP revenue growth of 18-21% compared with 2011, an increase from its previous expectation of approximately 16% growth. The company continues to expect to achieve a full-year EBITDA margin of approximately 46%, including the expected impact of non-recurring expenses related to its planned business combination with GeoEye. The company’s 2012 capital expenditure estimate of approximately $200 million remains unchanged.

Conference Call Information

DigitalGlobe’s management will host a conference call tomorrow, October 31, 2012 at 1 p.m. ET to discuss third quarter 2012 results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 863-0053

International dial-in: (706) 758-7563

Passcode: 47136736

A replay of the call will be available through December 1, 2012 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 47136736

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than one billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.

DigitalGlobe is a registered trademark of DigitalGlobe, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

DigitalGlobe Forward-Looking Statement

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

This document contains forward-looking statements relating to the proposed strategic combination of DigitalGlobe and GeoEye pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approvals by DigitalGlobe and GeoEye stockholders may not be obtained; (2) there may be a material adverse change of GeoEye or the business of GeoEye may suffer as a result of uncertainty surrounding the transaction; (3) the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; (4) the costs or challenges related to the integration of DigitalGlobe and GeoEye operations could be greater than expected; (5) the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; (6) the impact of legislative, regulatory, competitive and technological changes; (7) the risk that the credit ratings of the combined company may be different from what the companies expect; (8) other business effects, including the effects of industry, economic or political conditions outside of the companies’ control, transaction costs and actual or contingent liabilities; (9) the outcome of any legal proceedings related to the transaction; and (10) other risk factors as detailed from time to time in DigitalGlobe’s and GeoEye’s reports filed with the Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, which are available on the SEC’s website (www.sec.gov). There can be no assurance that the strategic combination will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the strategic combination will be realized.

Neither DigitalGlobe nor GeoEye undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, DigitalGlobe filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of DigitalGlobe and GeoEye that also constitutes a preliminary prospectus of DigitalGlobe. The Form S-4 was declared effective by the SEC on October 30, 2012. DigitalGlobe and GeoEye filed with the SEC the definitive proxy statement/prospectus on October 30, 2012 and began mailing the final joint proxy statement/prospectus to their respective shareholders on or about October 31, 2012. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain the definitive joint proxy statement/prospectus, as well as other filings containing information about DigitalGlobe and GeoEye, free of charge, from the SEC’s website (www.sec.gov). Investors may also obtain DigitalGlobe’s SEC filings in connection with the transaction, free of charge, from DigitalGlobe’s website (www.digitalglobe.com) under the tab “Investors” and then under the heading “SEC Filings,” or by directing a request to DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, Attention: Corporate Secretary. Investors may also obtain GeoEye’s SEC filings in connection with the transaction, free of charge, from GeoEye’s website (www.geoeye.com) under the tab “About Us – Investor Relations” and then under the heading “SEC Filings,” or by directing a request to GeoEye, Inc., 2325 Dulles Corner Boulevard, Herndon, Virginia 20171, Attention: Corporate Secretary.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of DigitalGlobe and GeoEye and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the interests of the participants in the proxy solicitation is contained in the definitive joint proxy statement/prospectus. Information regarding DigitalGlobe’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 10, 2012, and information regarding GeoEye’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 27, 2012. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles in the United States, or U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, as indications of financial performance, or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non- U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in internal operating reports by management and the board of directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2012, EBITDA, excluding certain deal costs, is a measure being used as a key element of the company-wide bonus incentive plan. Prior to 2012, Adjusted EBITDA had been a key element of the company-wide bonus incentive plan.

EBITDA is a measure of our current period operating performance, excluding charges for depreciation related to prior period capital expenditures and items which are generally non-core in nature. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by the National Geospatial-Intelligence Agency (NGA) and excluding the amortization of pre-Final Operation-Capability (FOC) payments related to our NextView contract. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.

EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these facilitate comparison of our operating performance to companies in our industry. We believe this EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. EBITDA excludes loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with U.S. GAAP.

Adjusted EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the nonrefundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA as well as the elimination of amortization of pre-FOC payments related to NextView, facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes expenses associated with the GeoEye combination, non-cash stock compensation expense and loss from joint venture, because these items are non-cash expenses and expenses associated with the pending GeoEye combination, loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with U.S. GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

	For the three months ended September 30,		For the nine months ended September 30,
(in millions, except per share data)	2012	2011 Revised	2012	2011 Revised
Revenue	$107.2	$81.9	$296.0	$241.8
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	21.5	18.5	59.5	47.0
Selling, general and administrative	40.1	30.8	103.4	95.2
Depreciation and amortization	28.9	29.1	86.5	87.5

Income from operations	16.7	3.5	46.6	12.1
Other income (expense), net, including loss from joint venture	(0.7)	—	(1.1)	0.2
Interest income (expense), net	(1.9)	(4.1)	(7.7)	(17.7)

Income (loss) before income taxes	14.1	(0.6)	37.8	(5.4)
Income tax (expense) benefit	(5.6)	1.7	(15.9)	4.3

Net income (loss)	$8.5	$1.1	$21.9	$(1.1)

Comprehensive Income:
Net income (loss)	$8.5	$1.1	$21.9	$(1.1)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.18	$0.02	$0.48	$(0.02)

Diluted earnings (loss) per share	$0.18	$0.02	$0.47	$(0.02)

Weighted average common shares outstanding:
Basic	46.2	46.3	46.1	46.2

Diluted	46.5	46.7	46.3	46.8

(1)

The Company revised its financial information for the first three quarters of 2011 as a result of the full-year 2011 audit completed in February 2012. Please refer to the company’s 2011 Annual Report on Form 10-K for detail.

DigitalGlobe, Inc.

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2012	2011 Revised(1)	2012	2011 Revised(1)
Net income (loss)	$8.5	$1.1	$21.9	$(1.1)
Depreciation and amortization	28.9	29.1	86.5	87.5
Interest (income) expense, net	1.9	4.1	7.7	17.7
Income tax expense (benefit)	5.6	(1.7)	15.9	(4.3)

EBITDA	$44.9	$32.6	$132.0	$99.8
Expenses associated with GeoEye combination	7.5	—	9.7	—
Non-cash stock compensation expense	2.5	2.3	7.2	11.8
EnhancedView deferred revenue	9.2	16.5	40.9	66.2
EnhancedView outstanding invoices not yet paid by NGA	1.9	6.7	1.9	6.6
Loss (gain) on disposition of assets	0.3	(0.5)	0.3	(0.5)
Loss from joint venture	0.4	—	0.8	—
Amortization of pre-FOC payment related to NextView	(6.4)	(6.4)	(19.1)	(19.1)

Adjusted EBITDA	$60.3	$51.2	$173.7	$164.8

(1)

The Company revised its financial information for the first three quarters of 2011 as a result of the full-year 2011 audit completed in February 2012. Please refer to the company’s 2011 Annual Report on form 10-K for detail.

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours. EBITDA margin is calculated by dividing EBITDA by GAAP revenue. For the third quarter of 2012, Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of GAAP revenue, plus $11.1 million of deferrals related to the SLA portion of EnhancedView $7.5 million of expenses related to the GeoEye combination, $0.3 million loss from the disposition of assets, and $0.4 million loss from a joint venture, less $6.4 million of amortized revenue related to NextView. For the nine months ended September 30, 2012, Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of GAAP revenue, plus $42.8 million of deferrals related to the SLA portion of EnhancedView, $9.7 million of expenses related to the GeoEye combination, $0.3 million loss from the disposition of assets, and $0.8 million loss from joint venture, less $19.1 million of amortized revenue related to NextView.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$233.8	$198.5
Restricted cash	3.8	7.7
Accounts receivable, net of allowance for doubtful accounts of $2.5 and $3.6, respectively	59.9	50.7
Prepaid and current assets	19.8	19.6
Deferred taxes	65.5	65.1

Total current assets	382.8	341.6
Property and equipment, net of accumulated depreciation of $648.4 and $563.9, respectively	1,083.7	1,019.8
Goodwill	8.7	8.7
Aerial image library, net of accumulated amortization of $31.2 and $25.1, respectively	17.3	13.0
Long-term restricted cash	6.9	9.8
Long-term deferred contract costs	37.6	44.7
Other assets	12.0	14.0

Total assets	$1,549.0	$1,451.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5.5	$19.7
Accrued interest	0.2	0.2
Current note payable	5.0	5.0
Other accrued liabilities	42.9	37.5
Current portion of deferred revenue	41.7	36.6

Total current liabilities	95.3	99.0
Long-term accrued liability	—	1.4
Deferred revenue	377.7	319.3
Deferred lease incentive	2.4	3.3
Long-term debt, net of discount	479.4	481.6
Long-term deferred tax liability, net	75.5	59.6

Total liabilities	$1,030.3	$964.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 47,098,743 shares issued and 46,992,363 shares outstanding at September 30, 2012 and 46,386,646 shares issued and 46,320,471 shares outstanding at December 31, 2011	0.2	0.2
Treasury stock, at cost; 106,580 shares at September 30, 2012 and 66,175 shares at December 31, 2011	(2.0)	(1.2)
Additional paid-in capital	540.2	530.0
Accumulated deficit	(19.7)	(41.6)

Total stockholders’ equity	518.7	487.4

Total liabilities and stockholders’ equity	$1,549.0	$1,451.6

DigitalGlobe, Inc.

Condensed Consolidated Statements of Cash Flows

	For the nine months ended September 30,
(in millions)	2012	2011 Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$21.9	$(1.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	86.5	87.5
EnhancedView deferred revenue	47.6	74.5
Recognition of pre-FOC payments	(19.1)	(19.1)
Amortization of aerial image library, deferred contract costs and lease incentive	15.1	6.8
Non-cash stock compensation expense	7.2	11.8
Amortization of debt issuance costs	2.8	2.9
Loss (gain) on disposition of asset	0.3	(0.5)
Loss from joint venture	0.8	—
Deferred income taxes	15.0	(4.3)
Changes in working capital, net of investing activities:
Accounts receivable, net	(9.1)	2.2
Prepaids and other assets	(9.5)	(9.0)
Accounts payable	(3.1)	3.6
Accrued liabilities	(0.5)	(3.3)
Deferred contract costs	(0.5)	(3.3)
Deferred revenue	34.7	7.1

Net cash flows provided by operating activities	190.1	155.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(152.8)	(187.2)
Other property, equipment and intangible additions	(7.8)	(5.2)
Investment in joint venture	(0.3)	—
Decrease in restricted cash	6.9	4.2

Net cash flows used in investing activities	(154.0)	(188.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(3.8)	—
Proceeds from exercise of stock options	2.5	1.8
Tax benefit from exercise of stock options	0.5	—

Net cash flows (used in) provided by financing activities	(0.8)	1.8

Net increase (decrease) in cash and cash equivalents	35.3	(30.6)
Cash and cash equivalents, beginning of period	198.5	179.3

Cash and cash equivalents, end of period	233.8	148.7

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest capitalized	$17.3	$14.1
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	10.1	12.2

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Contacts

Investor Contact:	Media Contact:

David Banks (303) 684-4210 ir@digitalglobe.com	Robert Keosheyan (303) 684-4742 rkeoshey@digitalglobe.com

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